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                                                                     EXHIBIT 5.1






                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]







                                October __, 1997

International Manufacturing Services, Inc.
2071 Concourse Drive
San Jose, CA  95131

         RE:     REGISTRATION STATEMENT ON FORM S-1
                 OF INTERNATIONAL MANUFACTURING SERVICES, INC.

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 which you filed with the Securities and Exchange Commission on August 28, 1997 (Registration No. 333-34557), as amended (the "Registration Statement"), in connection with your proposed initial public offering of up to 5,750,000 shares of your Class A Common Stock, $0.001 par value per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters in the offering to purchase 750,000 shares. We understand that the Shares are to be sold to the underwriters in the offering for resale to the public, as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by your Board of Directors, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation